Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mineralys Therapeutics, Inc., a Delaware corporation (the “Company”) on Form 10-Q for the period ending June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350 as, adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2025	/s/ Adam Levy
Adam Levy
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)